UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 19, 2010

Centene Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31826	42-1406317
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

7711 Carondelet Avenue
St. Louis, Missouri	63105
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (314) 725-4477
Former Name or Former Address, if Changed Since Last Report: Not Applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.
In a press release dated January 19, 2010, a copy of which is attached hereto as Exhibit 99.1, and the text of which is incorporated by reference herein, Centene Corporation (the “Company”) announced that it intends to offer approximately 5 million shares of its common stock in a public offering made pursuant to a registration statement filed by the Company with the Securities and Exchange Commission. In connection with this offering, the Company also expects to grant the underwriters a 15% overallotment option to purchase additional shares of its common stock.
The information in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information or exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.
The following exhibit relating to Item 7.01 shall be deemed to be furnished and not filed:

99.1	Press release of Centene Corporation issued January 19, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENE CORPORATION
Date: January 19, 2010	By:	/s/ William N. Scheffel
William N. Scheffel
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release* of Centene Corporation issued January 19, 2010

*	The press release is being furnished pursuant to Item 7.01, and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

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